Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

1.	Form S-8 (No. 333-250048)
2.	Form S-8 (No. 333-208131)
3.	Form S-8 (No. 333-200194)
4.	Form S-8 (No. 333-183954)

on Form S-8 of our report dated August 5, 2022, with respect to the consolidated financial statements of Just Energy Group Inc. included in this Annual Report on Form 10-K for the year ended March 31, 2022.

/s/ Ernst and Young LLP
Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada

August 5, 2022